UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 28, 2015

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FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)
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Federally chartered corporation	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 California Street
San Francisco, CA 94108
(Address of principal executive offices, including zip code)

(415) 616-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2015, the Board of Directors of the Federal Home Loan Bank of San Francisco (Bank) awarded Suzanne Titus Johnson, Senior Vice President, General Counsel and Corporate Secretary, a discretionary cash incentive compensation award in the amount of $100,000 under the Bank’s 2015 Executive Incentive Plan for her achievements in overseeing and managing the Bank’s legal projects.

Item 7.01 Regulation FD Disclosure.

On May 29, 2015, the Board of Directors of the Federal Home Loan Bank of San Francisco ("Bank") revised the Bank's Excess Stock Repurchase, Retained Earnings, and Dividend Framework (Framework) to reinstate the Bank’s practice of repurchasing the surplus capital stock of all members and the excess capital stock of all nonmember shareholders on a regular quarterly schedule, at the Bank’s discretion and subject to certain statutory and regulatory requirements, and the Bank’s Risk Management Policy and the Bank’s Capital Plan limitations. Surplus capital stock is defined as any stock holdings in excess of 115% of a member’s minimum stock requirement, and excess capital stock is defined as any stock holdings in excess of a shareholder’s minimum stock requirement. In accordance with the revised Framework, each quarter, Bank management will evaluate and determine the amount of capital stock to be repurchased in that quarter, if any, giving consideration to certain capital metrics and capital management objectives and strategies, and subject to the requirements and limitations mentioned above. The amount subject to repurchase in any quarter will be the sum of all surplus stock held by members and all excess stock held by nonmembers. In addition, at Bank management’s discretion, some or all of the excess stock held by a member may be repurchased upon request of the member, subject to the requirements, limitations and considerations mentioned above. At least 15 calendar days before any repurchase, the Bank will notify shareholders of its intention to repurchase capital stock and of the scheduled repurchase date. On the scheduled repurchase date, the Bank will calculate the amount of stock to be repurchased to ensure that each member and former member will continue to meet its minimum capital stock requirement after the repurchase.

A copy of the Bank's member communication regarding the Bank's quarterly surplus and excess capital stock repurchase practice is included as Exhibit 99.1 to this report. The information being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and contained in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements related to the Bank’s plans to repurchase surplus and excess capital stock. These statements are based on our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “will,” “may,” or their negatives or other variations on these terms. The Bank cautions that by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory actions, future operating results, and legislative or regulatory changes; and changes to the Bank’s capital metrics, capital management objectives and strategies. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Bulletin No. 1479 (Quarterly Surplus and Excess Capital Stock Repurchase Practice) dated May 29, 2015, issued by the Federal Home Loan Bank of San Francisco

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: May 29, 2015	By: /s/ Lisa B. MacMillen
Lisa B. MacMillen Executive Vice President and Chief Operating Officer